CONFORMED


SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549


FORM 8-K


CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

___________________


Date of Report (Date of earliest event reported) March 22, 1996

BIOCONTROL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)



      	Pennsylvania                 0-10822              25-1229323
(State of other jurisdiction      (Commission           (IRS Employer
   		of incorporation)            File Number)        Identification no.)


 	 300 Indian Springs Road, Indiana, Pennsylvania       15701
			(Address of principal executive offices)           ( Zip Code)


Registrant's telephone number, including area code (412) 349-1811

_________________________________________________________________
 (Former name or former address, if changes since last report.)

Item 1.  Change in Control of Registrant.
         Not applicable.

Item 2.  Acquisition or Disposition of Assets.
        	Not applicable.

Item 3.  Bankruptcy or Receivership.
		       Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant
         Not applicable.

Item 5.  Other Events.
         On March 22, 1996, Biocontrol Technology, Inc. announced that The Food and Drug Administration (FDA) recently responded to the February 26, 1996 panel review of the Company's Diasensor 1000 (noninvasive glucose sensor by requesting BICo to submit a study design for collecting additional data on the Diasensor 1000) production model. The Company is communicating with the FDA on the matter.

         Biocontrol also announced that four production models are now complete. The three most recently produced units are undergoing laboratory tests while successful calibration has been achieved on the first unit produced which has generated very encouraging data during testing of several patients.

         Assembly of 30 additional production models will commence the first week of April at Biocontrol's Manufacturing Center in Indiana, PA. By early May, the Company anticipates having all 30 units completed, 20 of which will be field tested on patients. The remaining ten units will be studied by Biocontrol scientists for possible areas of improvement.

         Once the field tests on the 20 units have been successfully completed, Biocontrol will begin shipment to the London office for sales there while the Company continues its approval process with the US FDA.

Item 6.  Resignation of Registrant's Directors.
       		Not Applicable

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits.

		(a)     Financial Statements and Businesses Acquired - Not Applicable.

		(b)     Pro Forma Financial Information - Not Applicable.

		(c)     Exhibits - News Release

     SIGNATURES


    	Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


						BIOCONTROL TECHNOLOGY, INC.


						by /s/  Fred E. Cooper
						Fred E. Cooper, CEO
					 DATED: March 22, 1996